PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(3)
To Prospectus dated February 18, 1997 and             Registration No. 333-12431
Prospectus Supplement dated February 18, 1997

                                  $438,448,000

                          KEY AUTO FINANCE TRUST 1997-1
                 $300,000,000 CLASS A-1 5.85% ASSET BACKED NOTES
                  $66,000,000 CLASS A-2 6.05%ASSET BACKED NOTES
                  $46,141,000 CLASS A-3 6.15%ASSET BACKED NOTES
                   $26,307,000 CLASS B 6.40%ASSET BACKED NOTES

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated February 18,1997 and the Prospectus Supplement dated February 18, 1997 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and related footnotes on the front cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and a prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                               -------------------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                               ------------------

                              MCDONALD INVESTMENTS

                                A KeyCorp Company

                    Prospectus Supplement dated May 15, 2001

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

         The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligations of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

         McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston and McDonald Investments.

         In the ordinary course of their respective businesses, Credit Suisse First Boston and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labeled "Legal Opinions" in the Prospectus Supplement:

                             ADDITIONAL INFORMATION

         For additional information regarding the activities of the Trust through March 31, 2001, we refer you to the Servicer Report attached as Annex A.

                          Key Auto Finance Trust 1997-1


Servicer:  Key Bank USA, N.A.
Indenture Trustee: Bankers Trust Company
Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  March 1 to March 31, 2001
Distribution Date: April 16, 2001


I. ORIGINAL DEAL PARAMETER INPUTS                                                KEYBANK           AFG             TOTAL
---------------------------------                                                -------           ---             -----
     (A) Total Portfolio Balance                                              $361,900,619.71  $76,547,430.60   $438,448,050.31
     (B) Total Securities Balance                                                                               $455,986,000.00
     (C) Class A-1 Notes
         (i)   Class A-1 Notes Balance                                                                          $300,000,000.00
         (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                                      65.79%
         (iii) Class A-1 Notes Rate                                                                                       5.85%
         (iv) Class A-1 Notes Rate Cap                                                                                      N/A
         (v)  Class A-1 Notes Accrual Basis                                                                              30/360
     (D) Class A-2 Notes
         (i)   Class A-2 Notes Balance                                                                           $66,000,000.00
         (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                                      14.47%
         (iii) Class A-2 Notes Rate                                                                                       6.05%
         (iv) Class A-2 Notes Rate Cap                                                                                      N/A
         (v)  Class A-2 Notes Accrual Basis                                                                              30/360
     (E) Class A-3 Notes
         (i)   Class A-3 Notes Balance                                                                           $46,141,000.00
         (ii)  Class A-3 Notes Percentage (E(i)/B)                                                                       10.12%
         (iii) Class A-3 Notes Rate                                                                                       6.15%
         (iv) Class A-3 Notes Rate Cap                                                                                      N/A
         (v)  Class A-3 Notes Accrual Basis                                                                              30/360
     (F) Class B Notes
         (i)   Class B Notes Balance                                                                             $26,307,000.00
         (ii)  Class B Notes Percentage (F(i)/B)                                                                          5.77%
         (iii) Class B Notes Rate                                                                                         6.40%
         (iv) Class B Notes Rate Cap                                                                                        N/A
         (v)  Class B Notes Accrual Basis                                                                                30/360
     (G) Certificates
         (i)   Certificates Balance                                                                              $17,538,000.00
         (ii)  Certificates Percentage (G(i)/B)                                                                           3.85%
         (iii) Certificates Rate                                                                                          7.70%
         (iv) Certificates Rate Cap                                                                                         N/A
         (v)  Certificates Accrual Basis                                                                                 30/360
     (H) Servicing Fee Rate                                                                                               1.00%
     (I) Portfolio Summary
         (i)   Weighted Average Coupon (WAC)                                                                             13.00%
         (ii)  Weighted Average Original Maturity (WAOM)                                                             60.00 Mos.
         (iii) Weighted Average Remaining Maturity (WAM)                                                             58.00 Mos.

March 2001 Collection Period

                          Key Auto Finance Trust 1997-1



         (iv) Number of Receivables                                                                                      36,825
     (J) Reserve Account
         (i)   Reserve Account Initial Deposit Percentage                                                                 3.00%
         (ii)  Reserve Account Initial Deposit                                                                   $13,679,580.00
         (iii) Specified Reserve Account Balance(Greater of)
             (a) Percent of Remaining Securities Balance                                                                  3.00%
             (b) Percent of Initial Securities Balance                                                                    1.50%
             (c) Trigger Percent                                                                                          6.00%
     (K) Overcollateralization Targets
         (i)   Percent of Excess Turboed until Class A-1 is fully paid                                                  100.00%
         (ii)  Overcollateralization Target Level of Remaining Securities
               Balance                                                                                                  100.00%
     (L) Prefunding Account Initial Deposit                                                                                 N/A


II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                           KEYBANK              AFG                  TOTAL
-------------------------------------------------                           -------              ---                  -----
     (A) Total Portfolio Balance                                          $20,465,974.77      $2,762,665.55      $23,228,640.32
     (B) Total Securities Balance                                                                                $23,228,640.32
     (C) Cumulative Note and Certificate Pool Factor                                                                  0.0509416
     (D) Class A-1 Notes
         (i)   Class A-1 Notes Balance                                                                                    $0.00
         (ii)  Class A-1 Notes Pool Factor                                                                            0.0000000
         (iii) Class A-1 Notes Interest Carryover Shortfall                                                               $0.00
         (iv) Class A-1 Notes Principal Carryover Shortfall                                                               $0.00
     (E) Class A-2 Notes
         (i)   Class A-2 Notes Balance                                                                                    $0.00
         (ii)  Class A-2 Notes Pool Factor                                                                            0.0000000
         (iii) Class A-2 Notes Interest Carryover Shortfall                                                               $0.00
         (iv) Class A-2 Notes Principal Carryover Shortfall                                                               $0.00
     (F) Class A-3 Notes
         (i)   Class A-3 Notes Balance                                                                                    $0.00
         (ii)  Class A-3 Notes Pool Factor                                                                            0.0000000
         (iii) Class A-3 Notes Interest Carryover Shortfall                                                               $0.00
         (iv) Class A-3 Notes Principal Carryover Shortfall                                                               $0.00
     (G) Class B Notes
         (i)   Class B Notes Balance                                                                              $5,690,640.32
         (ii)  Class B Notes Pool Factor                                                                              0.2163166
         (iii) Class B Notes Interest Carryover Shortfall                                                                 $0.00
         (iv) Class B Notes Principal Carryover Shortfall                                                                 $0.00
     (H) Certificates
         (i)   Certificates Balance                                                                              $17,538,000.00
         (ii)  Certificates Pool Factor                                                                               1.0000000
         (iii) Certificates Interest Carryover Shortfall                                                                  $0.00

March 2001 Collection Period

                         Key Auto Finance Trust 1997-1


         (iv) Certificates Principal Carryover Shortfall                                                                  $0.00
     (I) Servicing Fee
         (i)   Servicing Fee Shortfall                                                                                    $0.00
     (J) End of Prior Month Account Balances
         (i)   Reserve Account                                                                                    $6,711,855.86
         (ii)  Payahead Account                                                                                      $63,833.14
         (iii)  Prefunding Account                                                                                          N/A
     (K) Net Losses on Receivables as of End of Prior Month
         (i)   Cumulative Net Losses for All Prior Periods                         $0.00              $0.00      $24,216,826.20
         (ii)  Net Losses for Second Preceding Period                              $0.00              $0.00          $55,074.10
         (iii) Net Losses for Preceding Period                                     $0.00              $0.00         $202,848.96
         (iv) Ratio Net Losses for Second Preceding period                                                            0.0019033
         (v) Ratio Net Losses for Preceding period                                                                    0.0078343
     (L) Delinquencies as of End of Prior Month
         (i)   Delinquency Ratio for Preceding Period                          0.0000000          0.0000000           0.0251597
         (ii)  Delinquency Ratio for Second Preceding Period                   0.0000000          0.0000000           0.0381847
     (M) Portfolio Summary as of End of Prior Month
         (i)   Weighted Average Coupon (WAC)                                      11.31%             19.51%              12.29%
         (ii)  Weighted Average Remaining Maturity (WAM)                      15.88 Mos.          8.34 Mos.          14.99 Mos.
         (iii) Number of Receivables                                               5,178              1,081               6,259
         (iv) Cumulative Balance of Subsequent Receivables Transferred             $0.00              $0.00                 N/A




III. MONTHLY INPUTS FROM THE MAINFRAME                                       KEYBANK                 AFG                TOTAL
--------------------------------------                                       -------                 ---                -----
     (A) Principal
         (i)   Principal Collections                                       $2,145,083.48        $328,322.00       $2,473,405.48
         (ii)  Prepayments                                                         $0.00        $102,251.47         $102,251.47
         (iii) Repurchased Loan Proceeds Related to Principal                      $0.00              $0.00               $0.00
         (iv) Other Refunds Related to Principal                                   $0.00              $0.00               $0.00
     (B) Interest
         (i)   Interest Collections                                          $205,761.15         $46,056.52         $251,817.67
         (ii)  Repurchased Loan Proceeds Related to Interest                       $0.00              $0.00               $0.00
     (E) Payahead Account
         (i)  Payments Applied                                                     $0.00          $4,391.56           $4,391.56
         (ii) Additional Payaheads                                                 $0.00              $0.00               $0.00
         (iii) Net Addition to Payahead Account                                    $0.00         ($4,391.56)         ($4,391.56)
     (F) Portfolio Summary as of End of Month
         (i)   Weighted Average Coupon (WAC)                                      11.30%             19.50%              12.22%
         (ii)  Weighted Average Remaining Maturity (WAM)                      15.14 Mos.          7.42 Mos.          14.28 Mos.
         (iii) Remaining Number of Receivables                                     5,506              1,014               6,520
         (iv) Remaining Portfolio Balance                                  18,193,865.16       2,290,597.67      $20,484,462.83


     (G) Delinquent Receivables                   KEYCORP                     AFG                               TOTAL
                                         ----------------------  -----------------------        ---------------------------------
         (i)  30-59 Days Delinquent($)   $912,236.37  5.013978%  $68,574.71    2.993747%        $980,811.08           4.788073%



March 2001 Collection Period

                          Key Auto Finance Trust 1997-1


         (ii)  60-89 Days Delinquent($)  $186,923.56  1.027399%   $5,184.51    0.226339%        $192,108.07           0.937823%
         (iii) 90 Days or More
               Delinquent($)             $209,145.85  1.149541%       $0.00    0.000000%        $209,145.85           1.020997%
         (iv)  Financed Vehicles
               repossessed but not
               yet Charged off                 $0.00  0.000000%   $2,086.70    0.091098%          $2,086.70           0.010187%
                                       -------------  ---------  ----------    ---------     ---------------         ---------
         (v) Total($)                  $1,308,305.78  7.190917%  $75,845.92    3.311185%      $1,384,151.70           6.757081%

         (i)  30-59 Days Delinquent(#)           203  3.686887%          24    2.366864%                227           3.481595%
         (ii)  60-89 Days Delinquent(#)           48  0.871776%           1    0.098619%                 49           0.751534%
         (iii) 90 Days or More
               Delinquent(#)                      57  1.035234%           -    0.000000%                 57           0.874233%
         (iv) Financed Vehicles
              repossessed but not yet
              Charged off                          -  0.000000%           1    0.000044%                  1           0.015337%
                                       -------------  ---------  ----------    ---------     ---------------         ---------
         (v) Total(#)                            308  5.593898%          26    2.564103%                334           5.122699%
     (H) Additional Receivables
         Transferred This Period
         (i)  Principal Balance                                                      N/A                N/A                     N/A
         (ii)  Weighted Average Coupon                                               N/A                N/A                     N/A
         (iii)  Weighted Average
                Remaining Maturity                                                   N/A                N/A                     N/A
     (I) Recoveries from Prior
         Month Charge Offs                                                   $49,747.92          $57,793.08             $107,541.00

IV. INPUTS DERIVED FROM OTHER SOURCES                                            KEYBANK                AFG                TOTAL
-------------------------------------                                            -------                ---                -----
     (A) Reserve Account Investment Income                                                                               $25,318.49
     (B) Payahead Account Investment Income                                                                                 $205.79
     (C) Collection Account Investment Income                                                                               $389.89
     (D) Note Distribution Account Investment Income                                                                          $0.00
     (E) Prefunding Account Investment Earnings                                                                                 N/A
     (F) Gross Principal Balance of Defaulted Receivables                   $127,026.13          $41,494.41             $168,520.54
     (G)  Gross Interest Balance of Defaulted Receivables                       $819.29           $1,842.83               $2,662.12
     (H)  Aggregate Gross Losses for Collection Period                      $127,845.42          $43,337.24             $171,182.66
     (I) Liquidated Receivables Information                                                                                   $0.00
         (i)   Liquidation Proceeds Related to Recovery of Principal
               from prior month's Charge Offs                                $49,747.92          $57,793.08             $107,541.00
         (ii)  Liquidation Proceeds Related to Recovery of Interest
               from prior month's Charge Offs                                     $0.00               $0.00                   $0.00
     (J) Aggregate Net Losses for Collection Period                          $77,278.21         ($16,298.67)             $60,979.54
     (K) One Month LIBOR                                                                                                        N/A
     (L) Days in Accrual Period                                                                                             32 Days
     (M) Cumulative Turbo Amount                                                                                      17,537,949.69
     (N) Additional Servicing Fees                                                                                            1.00%
     (O)  Number of Contracts Defaulted During the Collection Period                 31                  13                      44







                                                                MONTHLY COLLECTIONS
                                                                -------------------

V. INTEREST COLLECTIONS                                                   KEYBANK                 AFG                     TOTAL
-----------------------                                                   -------                 ---                     -----

     (A) Interest Collections                                               $205,761.15          $46,056.52             $251,817.67
     (B) Liquidation Proceeds Related to Interest                            $49,747.92          $57,793.08             $107,541.00
     (C) Repurchased Loan Proceeds Related to Interest                            $0.00               $0.00                   $0.00

March 2001 Collection Period

                          Key Auto Finance Trust 1997-1

                                                                          -------------     ---------------        ----------------
     (D) Total Interest Collections                                         $255,509.07         $103,849.60             $359,358.67

VI. PRINCIPAL COLLECTIONS
-------------------------
     (A) Principal Payments Received                                      $2,145,083.48         $430,573.47           $2,575,656.95
     (B) Repurchased Loan Proceeds Related to Principal                            0.00                0.00                    0.00
     (C) Other Refunds Related to Principal                                        0.00                0.00                    0.00
                                                                          -------------     ---------------        ----------------
     (D) Total Principal Collections                                      $2,145,083.48         $430,573.47           $2,575,656.95



VIII. TOTAL COLLECTIONS                                                   $2,400,592.55         $534,423.07           $2,935,015.62
-----------------------


                                                                     MONTHLY DISTRIBUTIONS
                                                                     ---------------------


VIII. FEE DISTRIBUTIONS
-----------------------
     (A) Servicing Fee
         (i)   Servicing Fee Due                                                                                         $19,357.20
         (ii)  Servicing Fee Paid (after reserve fund draw)                                                               19,357.20
                                                                                                                   -----------------
         (iii) Servicing Fee Shortfall (after reserve fund draw)                                                              $0.00

IX. INTEREST DISTRIBUTIONS
--------------------------
     (A) Class A-1 Notes
         (i)   Class A-1 Notes Interest Due                                                                                   $0.00
         (ii)  Class A-1 Notes Interest Paid (after reserve fund draw)                                                         0.00
                                                                                                                   -----------------
         (iii) Class A-1 Notes Interest Shortfall (after reserve fund draw)                                                   $0.00
     (B) Class A-2 Notes
         (i)   Class A-2 Notes Interest Due                                                                                   $0.00
         (ii)  Class A-2 Notes Interest Paid (after reserve fund draw)                                                         0.00
                                                                                                                   -----------------
         (iii) Class A-2 Notes Interest Shortfall (after reserve fund draw)                                                   $0.00
     (C) Class A-3 Notes
         (i)   Class A-3 Notes Interest Due                                                                                   $0.00
         (ii)  Class A-3 Notes Interest Paid (after reserve fund draw)                                                         0.00
                                                                                                                   -----------------
         (iii) Class A-3 Notes Interest Shortfall (after reserve fund draw)                                                   $0.00
     (D) Class B Notes
         (i)   Class B Notes Interest Due                                                                                $30,350.08
         (ii)  Class B Notes Interest Paid (after reserve fund draw)                                                      30,350.08
                                                                                                                   -----------------
         (iii) Class B Notes Interest Shortfall (after reserve fund draw)                                                     $0.00
     (E) Total Note Interest
         (i)   Total Note Interest Due                                                                                   $30,350.08
         (ii)  Total Note Interest Paid (after reserve fund draw)                                                         30,350.08
                                                                                                                   -----------------
         (iii) Total Note Interest Shortfall (after reserve fund draw)                                                        $0.00


March 2001 Collection Period

                          Key Auto Finance Trust 1997-1

     (F) Certificates
         (i)   Certificates Interest Due                                                                                $112,535.50
         (ii)  Certificates Monthly Interest Paid (after reserve fund draw)                                              112,535.50
                                                                                                                      --------------
         (iii) Certificates Monthly Interest Shortfall (after reserve fund draw)                                              $0.00
     (G) Total Note and Certificate Interest
         (i)   Total Note and Certificate Interest Due                                                                  $142,885.58
         (ii)  Total Note and Certificate Interest Paid (after reserve fund draw)                                        142,885.58
                                                                                                                      --------------
         (iii) Total Note and Certificate Interest Shortfall (after reserve fund draw)                                        $0.00

X. PRINCIPAL DISTRIBUTIONS
--------------------------
     (A) Noteholders' Principal Distribution Amounts
         (i)   Noteholders' Regular Principal Distribution Amount                                                     $2,744,177.49
         (ii)  Noteholders' Accelerated Principal Distribution Amount                                                          0.00
                                                                                                                      --------------
         (iii) Noteholders' Total Principal Distribution Amount                                                       $2,744,177.49
     (B) Class A-1 Notes Principal
         (i)   Class A-1 Notes Principal Due                                                                                  $0.00
         (ii)  Class A-1 Notes Principal Paid (after reserve fund draw)                                                        0.00
                                                                                                                      --------------
         (iii) Class A-1 Notes Principal Shortfall (after reserve fund draw)                                                  $0.00
         (iv) Class A-1 Notes Accelerated Principal from Excess Interest Distribution Amount                                  $0.00
         (iv) Class A-1 Notes Accelerated Principal from Reserve Fund Excess Distribution Amount                              $0.00
                                                                                                                      --------------
         (v)  Class A-1 Notes Total Principal Paid                                                                            $0.00
     (C) Class A-2 Notes Principal
         (i)   Class A-2 Notes Principal Due                                                                                  $0.00
         (ii)  Class A-2 Notes Principal Paid (after reserve fund draw)                                                        0.00
                                                                                                                      --------------
         (iii) Class A-2 Notes Principal Shortfall (after reserve fund draw)                                                  $0.00
     (D) Class A-3 Notes Principal
         (i)   Class A-3 Notes Principal Due                                                                                  $0.00
         (ii)  Class A-3 Notes Principal Paid (after reserve fund draw)                                                        0.00
                                                                                                                      --------------
         (iii) Class A-3 Notes Principal Shortfall (after reserve fund draw)                                                  $0.00
     (E) Class B Notes Principal
         (i)   Class B Notes Principal Due                                                                            $2,744,177.49
         (ii)  Class B Notes Principal Paid (after reserve fund draw)                                                  2,744,177.49
                                                                                                                      --------------
         (iii) Class B Notes Principal Shortfall (after reserve fund draw)                                                    $0.00
     (F) Total Notes Principal
         (i)   Total Notes Principal Due                                                                              $2,744,177.49
         (ii)  Total Notes Principal Paid (after reserve fund draw)                                                    2,744,177.49
                                                                                                                      --------------
         (iii) Total Notes Principal Shortfall (after reserve fund draw)                                                      $0.00
     (G) Certificates Principal
         (i)   Certificates Principal Due                                                                                     $0.00
         (ii)  Certificates Principal Paid (after reserve fund draw)                                                           0.00
                                                                                                                      --------------
         (iii) Certificates Principal Shortfall (after reserve fund draw)                                                     $0.00
     (H) Total Notes and Certificates Principal
         (i)   Total Notes and Certificates Principal Due                                                             $2,744,177.49
         (ii)  Total Notes and Certificates Principal Paid (after reserve fund draw)                                   2,744,177.49
                                                                                                                      --------------
         (iii) Total Notes and Certificates Principal Shortfall (after reserve fund draw)                                     $0.00
     (I)  Remaining Available Principal and Interest                                                                          $0.00


March 2001 Collection Period

                          Key Auto Finance Trust 1997-1


     (J) Additional Servicing Fees
         (i)   Additional Servicing Fees Due                                                                                  $0.00
         (ii)  Additional Servicing Fees Paid                                                                                 $0.00
         (iii) Additional Servicing Fees Shortfall                                                                            $0.00
     (K) Distribution to Seller                                                                                               $0.00







                                                                       DISTRIBUTIONS SUMMARY
                                                                       ---------------------

     (A) Total Collections                                                                                            $2,935,015.62
     (B) Amount of Draw from Reserve Account                                                                                   0.00
     (C) Amount of Release from Reserve Account                                                                                0.00
     (D) Total Amount Available for Distribution                                                                       2,935,015.62
     (E) Required Distributions                                                                                        2,906,420.27
     (F) Amount of Deposit into Reserve Account                                                                           28,595.35
     (G) Distribution to Seller                                                                                                0.00
     (H) Total Distributions                                                                                           2,935,015.62

                                                                   PORTFOLIO AND SECURITY SUMMARY
                                                                   ------------------------------

                                                                                            Beginning                End
XI. POOL BALANCES AND PORTFOLIO INFORMATION                                                 of Period             of Period
-------------------------------------------                                                ------------------    -------------------
     (A) Balances and Principal Factors
         (i)    Aggregate Balance of Notes                                                     $5,690,640.32          $2,946,462.83
         (ii)   Note Pool Factor                                                                   0.0129791              0.0067202
         (iii)  Class A-1 Notes Balance                                                                 0.00                   0.00
         (iv)   Class A-1 Notes Pool Factor                                                        0.0000000              0.0000000
         (v)    Class A-2 Notes Balance                                                                 0.00                   0.00
         (vi)   Class A-2 Notes Pool Factor                                                        0.0000000              0.0000000
         (vii)  Class A-3 Notes Balance                                                                 0.00                   0.00
         (viii) Class A-3 Notes Pool Factor                                                        0.0000000              0.0000000
         (ix)    Class B Notes Balance                                                          5,690,640.32           2,946,462.83
         (x)   Class B Notes Pool Factor                                                           0.2163166              0.1120030
         (iv)   Certificates Balance                                                           17,538,000.00          17,538,000.00
         (x)    Certificates Pool Factor                                                           1.0000000              1.0000000
         (xi)   Total Principal Balance of Notes and Certificates                              23,228,640.32          20,484,462.83
     (B) Portfolio Information
         (i)   Weighted Average Coupon (WAC)                                                          12.29%                 12.22%
         (ii)  Weighted Average Remaining Maturity (WAM)                                          14.99 Mos.             14.28 Mos.
         (iii) Remaining Number of Receivables                                                         6,259                  6,520
         (iv)  Portfolio Receivable Balance                                                   $23,228,640.32         $20,484,462.83
     (C) Overcollateralization

March 2001 Collection Period

                         Key Auto Finance Trust 1997-1


         (i)   Dollar Amount                                                                           $0.00                  $0.00
         (iii)  Percent                                                                               0.000%                 0.000%

                                                                                SUMMARY OF ACCOUNTS
                                                                                -------------------

XII. RECONCILIATION OF PREFUNDING ACCOUNT
-----------------------------------------
     (A) Beginning of Month Prefunding Account Balance                                                                          N/A
     (B) Principal Balance of Loans Purchased During the Period                                                                 N/A
     (C) End of Month Prefunding Account Balance                                                                                N/A


XIII. RECONCILIATION OF PAYAHEAD ACCOUNT
----------------------------------------
     (A) Beginning of Month Payahead Account Balance                                                                     $63,833.14
     (B)  Draws
         (i)  Payments Applied                                                                                            $4,391.56
     (C) Additional Payaheads Deposited into the Payahead Account                                                              0.00
     (D) End of Month Payahead Account Balance                                                                            59,441.58








XIV. RECONCILIATION OF RESERVE ACCOUNT
--------------------------------------
     (A) Beginning Reserve Account Balance                                                                            $6,711,855.86
     (B) Draws
         (i)   Draw for Servicing Fee                                                                                          0.00
         (ii)  Draw for Interest                                                                                               0.00
         (iii) Draw for Principal                                                                                              0.00
     (C) Excess Interest Deposited into the Reserve Account                                                               28,595.35
     (D) Reserve Account Balance Prior to Release                                                                      6,740,451.21
     (E) Reserve Account Required Amount                                                                               6,839,790.00
     (G) Reserve Account Release to Turbo                                                                                      0.00
     (G) Reserve Account Release to Issuer                                                                                     0.00
     (H) Ending Reserve Account Balance                                                                                6,740,451.21



XV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY                                      KEYBANK             AFG                 TOTAL
---------------------------------------------                                      -------             ---                 -----
     (A) Liquidation Proceeds                                                     $49,747.92         $57,793.08          107,541.00
     (B) Aggregate Net Losses for Collection Period                                                                       60,979.54
     (C) Charge-off Rate for Collection Period (annualized)                                                               0.0083700
     (D) Cumulative Net Losses for all Periods                                                                        24,277,805.74
     (E) Delinquent Receivables                                            % of Ending Portfolio Balance          Units
                                                                           -----------------------------  ------------------
         (i)  60-89 Days Delinquent                                                 0.0093782               49  0.0075153
         (ii) 90 Days or More Delinquent                                            0.0102100               57  0.0087423

March 2001 Collection Period

                          Key Auto Finance Trust 1997-1


         (iii) Financed Vehicles repossessed but not yet Charged off                0.0001019                1  0.0001534
         (iv) Total                                                                 0.0196901              107  0.0164110

XVI. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
-------------------------------------------------------------
     (A) Ratio of Aggregate Net Losses to the Average Pool Balance
         (i) Second Preceding Collection Period                                                                           0.0019033
         (ii) Preceding Collection Period                                                                                 0.0078343
         (iii) Current Collection Period                                                                                  0.0026252
         (iv) Three Month Average (Avg(i,ii,iii))                                                                         0.0041209
         (v) Net Loss Trigger                                                                                             0.0325000
     (B) Ratio of Aggregate Balance of Contracts Delinquent 60 Days or More to the
         Outstanding Balance of Receivables.
         (i) Second Preceding Collection Period                                                                           0.0381847
         (ii) Preceding Collection Period                                                                                 0.0251597
         (iii) Current Collection Period                                                                                  0.0196901
         (iv) Three Month Average (Avg(i,ii,iii))                                                                         0.0276782
         (v) Net Delinquency Trigger                                                                                      0.0175000
     (C) Loss and Delinquency Trigger Indicator                                                             Trigger was hit


---------------------------------------------------
*Based on aggregate balances of Key Bank and AFG.

March 2001 Collection Period